Exhibit 10.45

AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of January 5, 2023, by and between CV SCIENCES, INC., a Delaware corporation (the "Company"), and JOSEPH DOWLING ("Executive").

Recitals

A.    The Company and Executive entered into that certain Executive Employment Agreement dated June 22, 2021 (the “Employment Agreement”); and

B.     The parties desire to amend the Employment Agreement on the terms and conditions set forth herein.
Agreement

NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements of the parties hereunder, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Compensation. Section 2.1 of the Employment Agreement shall be amended and superseded, as follows:

“2.1 Base Salary. During the Term of this Agreement, the Company shall pay to Executive an annual base salary in such amounts as the Compensation Committee of the Board of Directors (the "Compensation Committee") shall recommend to the full Board of Directors for approval (the "Base Salary"). As of October 1, 2022, Executive’s Base Salary shall be $300,000. The Company shall withhold from any payroll or other amounts payable to Executive pursuant to this Agreement all federal, state, city or other taxes and contributions as are required pursuant to any law or governmental regulation or ruling now applicable or that may be enacted and become applicable in the future.”

2.    Deferred Compensation. Section 2.12 of the Employment Agreement shall be amended and superseded, as follows:

“2.12 Deferred Compensation. The Company has accrued deferred salary for Executive through September 30, 2022 (“Deferred Compensation”). Upon determination by the Board in its sole discretion, the Company may pay all Deferred Compensation at any time during the Term. Effective as of October 1, 2022, Executive shall accrue no additional Deferred Compensation.”

3.    Miscellaneous.

(a)    No Further Amendment; Effect of Amendment. Except as expressly amended hereby, the Employment Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Employment Agreement. This Amendment shall form a part of the Employment Agreement for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Employment Agreement shall be deemed a reference to the Employment Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(b)    Counterparts. This Amendment may be executed simultaneously in two or more counterparts, including counterparts bearing a facsimile signature copy, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other. The Parties intend that a facsimile signature copy on this Amendment shall have the same force and effect as an original signature.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CV SCIENCES, INC.

By: /s/ Dr. Jamie Corroon

Name (print): Dr. Jamie Corroon

Its: Chairperson of the Compensation Committee

EXECUTIVE:

JOSEPH DOWLING

(sign): /s/ Joseph Dowling